EXHIBIT 99.1
Press Release

Federal Home Loan Bank of Chicago Announces Leadership Transition

•Michael Ericson to conclude tenure as President and Chief Executive Officer effective December 31, 2026, and Virxhini Gjonzeneli appointed interim President and CEO effective January 1, 2027

Chicago, Illinois (November 2, 2026) - The Federal Home Loan Bank of Chicago (FHLBank Chicago) today announced that Michael A. Ericson, President and Chief Executive Officer, will conclude his tenure effective December 31, 2026, following more than 20 years of dedicated service.

“On behalf of the Board, I want to express our deep gratitude to Michael for his leadership and dedication to FHLBank Chicago,” said Michelle L. Gross, Chairperson of FHLBank Chicago’s Board of Directors. “Michael has been a tireless advocate for our members and the communities they serve, and his leadership helped translate the Bank’s financial strength into greater mission scale. Throughout his tenure, the Bank has delivered strong financial performance, delivered exceptional value to members, championed affordable housing, and built a foundation for continued success. We are grateful for his contributions and wish him the best in his next chapter.”

“After more than two decades at FHLBank Chicago, I am proud of what we have accomplished together and the foundation we have laid for the Bank’s long-term strength and resilience,” said Mr. Ericson. “I look forward to supporting a smooth transition and wish Virxhini and the entire team continued success in strengthening the cooperative and delivering on our mission.”

The Board has appointed Virxhini Gjonzeneli, Executive Vice President, Chief Financial Officer, and Group Head, Financial Accounting and Markets, as interim President and CEO, effective January 1, 2027.

“We are also pleased to announce Virxhini as interim President and CEO,” continued Ms. Gross. “Having served FHLBank Chicago for 23 years, she brings deep institutional knowledge and a strong understanding of the Bank’s operations, members, and mission. Her extensive experience and demonstrated leadership across the Bank make her well positioned to ensure continuity and build on the Bank’s strong foundation during this transition.”

Ms. Gjonzeneli has served as FHLBank Chicago’s Chief Financial Officer and Group Head, Financial Accounting and Markets since 2023. She joined the Bank in 2003 and was named an Executive Vice President in 2021, following previous roles as Group Head of Member Support and Strategy and Senior Vice President, Director of Enterprise Risk Management. She also serves on the boards of Legal Aid Chicago, Chicago Commons, and the Chicago Public Library Foundation.

“Throughout my years with the Bank, I have seen firsthand the strength of this organization and its commitment to members and communities,” said Ms. Gjonzeneli. “I look forward to working with Michael and our strong leadership team to ensure a smooth transition and continue delivering reliable funding, trusted partnership, and exceptional service to our members.”

In alignment with its succession planning process, the Board of Directors is initiating a comprehensive search for a permanent President and Chief Executive Officer.

About the Federal Home Loan Bank of Chicago

FHLBank Chicago is a regional bank in the Federal Home Loan Bank System. FHLBanks are government-sponsored enterprises created by Congress to ensure access to low-cost funding for their member financial institutions, with a focus on providing solutions that support the housing and community development needs of members’ customers. FHLBank Chicago is a self-capitalizing cooperative, owned by its Illinois and Wisconsin members, including commercial banks, credit unions, insurance companies, savings institutions and community development financial institutions. To learn more about FHLBank Chicago, please visit fhlbc.com.

Forward-Looking Information: This press release uses forward-looking statements within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are statements other than statements of historical fact, including statements with respect to beliefs, plans, objectives, projections, estimates, or predictions. These statements are based on FHLBank Chicago’s expectations as of the date hereof. The words “believe”, “estimate”, “expect”, “preliminary”, “continue”, “remain”, “commit”, and similar statements and their plural and negative forms are used to identify some, but not all, of such forward-looking statements. For example, statements about future dividends and expectations for financial commitments are forward-looking statements. FHLBank Chicago cautions that, by their nature, forward-looking statements involve risks and uncertainties, including, but not limited to: legislative and regulatory developments that affect FHLBank Chicago, its members, or counterparties; instability in the credit and debt markets; economic conditions (including banking industry developments and liquidity in the financial system); prolonged inflation or recession; maintaining compliance with regulatory and statutory requirements (including relating to dividend payments and retained earnings); any decrease in levels of business which may negatively impact results of operations or financial condition; the reliability of projections, assumptions, and models on future financial performance and condition; political, national and world events (including geopolitical conflicts); changes in demand for advances or consolidated obligations; membership changes; changes in mortgage interest rates and prepayment speeds on mortgage assets; FHLBank Chicago’s ability to execute its business model and pay future dividends (including enhanced dividends on activity stock); FHLBank Chicago’s ability to protect the security of information systems and manage any failures, interruptions, or breaches in its technology, controls or operating processes; and the risk factors set forth in FHLBank Chicago’s periodic filings with the Securities and Exchange Commission (SEC), which are available through the SEC’s reporting website. FHLBank Chicago assumes no obligation to update any forward-looking statements made herein. In addition, FHLBank Chicago reserves the right to change its business plan or plans for any programs for any reason, including but not limited to, legislative or regulatory changes, changes in membership or member usage of programs, or changes at the discretion of the board of directors. Accordingly, FHLBank Chicago cautions that actual results could differ materially from those expressed or implied in these forward-looking statements or could impact the extent to which a particular plan, objective, projection, estimate or prediction is realized. New factors may emerge, and it is not possible to predict the nature of each new factor or assess its potential impact. Given these uncertainties, undue reliance should not be placed on forward-looking statements.